Page 1
     NYLU575                                                    (VA3AM)

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          (herein called "we" or "us")

                   Amendatory Endorsement to the Master Policy


The following changes are made to the Master Policy.

(a) The Beneficiary provision in the Master Policy is deleted and replaced with the following:

Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Certificate upon the death of the sole surviving Owner. The Contingent Beneficiary is the Beneficiary(ies) entitled to receive benefits under the Certificate when all Primary Beneficiary(ies) predecease the Owner(s).

The Owner may change or add Beneficiaries at any time by written notice in a form satisfactory to us unless the Owner has designated an irrevocable Beneficiary. Once we receive a request, the change will take effect as of the date the Owner signed the request. Any change is subject to any payment we make or other action we take before we accept it.

 Benefits Payable to Beneficiaries

     If the sole surviving Owner dies after the Payout Start Date, the Beneficiary(ies) will receive any guaranteed income payments scheduled to continue.

     If the sole surviving Owner dies before the Payout Start Date, the Beneficiary(ies) may elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.

 Order of Payment of Benefits

     As described under Benefits Payable to Beneficiaries, Beneficiary(ies) will receive any guaranteed income payments scheduled to continue, or the right to elect to receive a death benefit or become the new Owner, in the following order of classes:

 Primary Beneficiary

     Upon the death of the sole surviving Owner after the Payout Start Date, the Primary Beneficiary(ies),if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner before the Payout Start Date, the Primary Beneficiary(ies), if living, will have the right to elect to receive a death benefit or become the new Owner with rights as defined in the Death of Owner provision.

Contingent Beneficiary

     After the Payout Start Date, if no Primary Beneficiary(ies) survives the sole surviving Owner, the Contingent Beneficiary(ies), if living, will receive the income payments scheduled to continue. If the sole surviving Owner and all Primary Beneficiaries die before the Payout Start Date, the Contingent Beneficiary(ies), if living, will have the right to elect to receive a death benefit or become the new Owner with rights as defined in the Death of Owner provision.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

          i.   the Owner's spouse, or if he or she is no longer living,

          ii. the Owner's surviving children equally, or if the Owner has no surviving children,

          iii. the Owner's estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-natural person, all Beneficiaries will be considered to be non-natural persons for the above purposes.

Unless the Owner has provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary share in proportion to the original share of the remaining Beneficiaries.

If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.


(b) The following sentence is added to the Owner provision of the Master Policy:

If the Owner is a Grantor Trust, the Owner will be considered a non-natural person for purposes of the Death of Owner and Death of Annuitant provisions of the Certificate.


(c) The Death of Owner provision in the Master Policy is deleted and replaced with the following:

If the Owner dies prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Owner will have the options described below; except that if the new Owner took ownership as the Beneficiary, the new Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

1. If the Owner's spouse is the sole surviving Owner or is the sole Beneficiary if no surviving Owner:

     a. The Owner's spouse may elect to receive the death proceeds described below in a lump sum; or

     b. The Owner's spouse may elect to receive the death proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     The Payout Start Date must be within one year of the Owner's date of death. Income Payments must be payable:

          i.   over the life of the Owner's spouse; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Owner's spouse; or

          iii. over the life of the Owner's spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the Owner's spouse.

     c. If the Owner's spouse does not elect one of the options above, then the Certificate will continue in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the following conditions apply:

     The Cash Value of the continued Certificate will be the death proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to the Cash Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the death proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-account. Within 30 days of the date the Certificate is continued, the Owner's surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

          i. transfer all or a portion of the excess among the Variable Sub-accounts;

          ii. transfer all or a portion of the excess into the Sub-Accounts of the Fixed Account and begin a new Guarantee Period; or

          iii. transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Sub-Accounts of the Fixed Account.

     Any such transfer does not count as one of the free transfers allowed each Certificate Year and is subject to any minimum allocation amount specified in the Certificate.

     The surviving spouse may make a single withdrawal of any amount within one year of the date of the Owner's death without incurring an Early Withdrawal Charge.

     Prior to the Payout Start Date, the Death Benefit of the continued Certificate will be as defined in the Death Benefit provision.

     Only one spousal continuation is allowed under this Certificate.

2. If the new Owner is not the Owner's spouse but is a natural person:

     a.   The new Owner may elect to receive  the death  proceeds in a lump sum;
          or

     b. The new Owner may elect to receive the death proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     The Payout Start Date must be within one year of the Owner's date of death. Income Payments must be payable:

          i.   over the life of the new Owner; or

          ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Owner; or

          iii. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

     c. If the New Owner does not elect one of the options above, then the new Owner must receive the Cash Value payable within 5 years of the Owner's date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the new Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

     We reserve the right to offer additional options upon Death of Owner.

     If the new Owner dies prior to the complete liquidation of the Cash Value, then the new Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Cash Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Owner's death.

3. If the new Owner is a corporation or other type of non-natural person:

     a.   The new Owner may elect to receive  the death  proceeds in a lump sum;
          or

     b. If the new Owner does not elect the option above, then the new Owner must receive the Cash Value payable within 5 years of the Owner's date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the new Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived during this 5 year period.

     We reserve the right to offer additional options upon Death of Owner.

     If any new Owner is a non-natural person, all new Owners will be considered to be non-natural persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of the Owner's death to the date on which the death proceeds are paid.

Death Proceeds If we receive a complete request for settlement of the death proceeds within 180 days of the date of the Owner's death, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Cash Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

(d) The Death of Annuitant provision in the Master Policy is deleted and replaced with the following:

If any Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new Annuitant will be the youngest Owner, unless the Owner names a different Annuitant.

     1.   If the Owner is a natural person:

     1. The Owner may choose to continue this Certificate as if the death had not occurred; or

     2.   The Owner may alternatively choose to:

     1.   Receive the death proceeds in a lump sum; or

     2. Apply the death proceeds to an Income Plan which must begin within one year of the date of death and must be for a guaranteed number of payments for a period from 5 to 30 years but not to exceed the life expectancy of the Owner.

     2.   If the Owner is a non-natural person:

          a.   The Owner may elect to receive the death  proceeds in a lump sum;
               or

          b. If the Owner does not elect the option above, then the Owner must receive the Cash Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived during this 5 year period.

     We reserve the right to offer additional options upon Death of Annuitant.

     Under any of these options, all ownership rights are available to the non-natural Owner from the date of the Annuitant's death to the date on which the death proceeds are paid.

Death Proceeds If we receive a complete request for settlement of the death proceeds within 180 days of the date of the Annuitant's death, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Cash Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.


Except as amended in this endorsement, the Master Policy remains unchanged.


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                  Secretary           Chairman and Chief Executive Officer

                                     Page 1
     NYLU576                                              (VA3AM)

                   ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK
                          (herein called "we" or "us")

                             Amendatory Endorsement


The following changes are made to your Certificate.

(a) The Beneficiary provision in your Certificate is deleted and replaced with the following:

Beneficiary The Beneficiary is the person(s) named on the Annuity Data Page unless later changed by the Owner. The Primary Beneficiary is the Beneficiary(ies) who is first entitled to receive benefits under the Certificate upon the death of the sole surviving Owner. The Contingent Beneficiary is the Beneficiary(ies) entitled to receive benefits under the Certificate when all Primary Beneficiary(ies) predecease the Owner(s).

You may change or add Beneficiaries at any time by written notice in a form satisfactory to us unless you have designated an irrevocable Beneficiary. Once we receive a request, the change will take effect as of the date you signed the request. Any change is subject to any payment we make or other action we take before we accept it.

 Benefits Payable to Beneficiaries

     If the sole surviving Owner dies after the Payout Start Date, the Beneficiary(ies) will receive any guaranteed income payments scheduled to continue.

     If the sole surviving Owner dies before the Payout Start Date, the Beneficiary(ies) may elect to receive a Death Benefit or become the new Owner with rights as defined in the Death of Owner provision.

 Order of Payment of Benefits

     As described under Benefits Payable to Beneficiaries, Beneficiary(ies) will receive any guaranteed income payments scheduled to continue, or the right to elect to receive a death benefit or become the new Owner, in the following order of classes:

 Primary Beneficiary

     Upon the death of the sole surviving Owner after the Payout Start Date, the Primary Beneficiary(ies),if living, will receive the guaranteed income payments scheduled to continue. Upon the death of the sole surviving Owner before the Payout Start Date, the Primary Beneficiary(ies), if living, will have the right to elect to receive a death benefit or become the new Owner with rights as defined in the Death of Owner provision.

Contingent Beneficiary

         After the Payout Start Date, if no Primary Beneficiary(ies) survives the sole surviving Owner, the Contingent Beneficiary(ies), if living, will receive the income payments scheduled to continue. If the sole surviving Owner and all Primary Beneficiaries die before the Payout Start Date, the Contingent Beneficiary(ies), if living, will have the right to elect to receive a death benefit or become the new Owner with rights as defined in the Death of Owner provision.

If no named Beneficiary is living when the sole surviving Owner dies, or if a Beneficiary has not been named, the new Beneficiary will be:

     NYLU576                                          (VA3AM)

          i.   your spouse, or if he or she is no longer living,


          ii. your surviving children equally, or if you have no surviving children,

          iii. your estate.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation or other type of non-natural person, all Beneficiaries will be considered to be non-natural persons for the above purposes.

Unless you have provided directions to the contrary, the Beneficiaries will take equal shares. If there is more than one Beneficiary in a class and one of the Beneficiaries predeceases the Owner, the remaining Beneficiaries in that class will divide the deceased Beneficiary share in proportion to the original share of the remaining Beneficiaries.

If there is more than one Beneficiary taking shares of the death proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the death proceeds. Each Beneficiary will exercise all rights related to his or her share of the death proceeds, including the sole right to select a payout option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the payout option chosen by the original Beneficiary.


(b) The following sentence is added to the Owner provision of your Certificate:

If the Owner is a Grantor Trust, the Owner will be considered a non-natural person for purposes of the Death of Owner and Death of Annuitant provisions of your Certificate.


(c) The Death of Owner provision in your Certificate is deleted and replaced with the following:

If you die prior to the Payout Start Date, the new Owner will be the surviving Owner. If there is no surviving Owner, the new Owner will be the Beneficiary(ies) as described in the Beneficiary provision. The new Owner will have the options described below; except that if the new Owner took ownership as the Beneficiary, the new Owner's options will be subject to any restrictions previously placed upon the Beneficiary.

1. If your spouse is the sole surviving Owner or is the sole Beneficiary if no surviving Owner:

     a. Your spouse may elect to receive the death proceeds described below in a lump sum; or

     b. Your spouse may elect to receive the death proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

          i.   over the life of your spouse; or

          ii. for a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse; or

          iii. over the life of your spouse with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of your spouse.

     c. If your spouse does not elect one of the options above, then the Certificate will continue in the Accumulation Phase as if the death had not occurred. If the Certificate is continued in the Accumulation Phase, the following conditions apply:

     The Cash Value of the continued Certificate will be the death proceeds. Unless otherwise instructed by the continuing spouse, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Sub-accounts of the Variable Account. This excess will be allocated in proportion to your Cash Value in those Sub-accounts as of the end of the Valuation Period during which we receive the complete request for settlement of the death proceeds, except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Money Market Variable Sub-account. Within 30 days of the date the Certificate is continued, your surviving spouse may choose one of the following transfer alternatives without incurring a transfer fee:

          i. transfer all or a portion of the excess among the Variable Sub-accounts;

          ii. transfer all or a portion of the excess into the Sub-Accounts of the Fixed Account and begin a new Guarantee Period; or

          iii. transfer all or a portion of the excess into a combination of Variable Sub-accounts and the Sub-Accounts of the Fixed Account.

     Any such transfer does not count as one of the free transfers allowed each Certificate Year and is subject to any minimum allocation amount specified in your Certificate.

     The surviving spouse may make a single withdrawal of any amount within one year of the date of your death without incurring an Early Withdrawal Charge.

     Prior to the Payout Start Date, the Death Benefit of the continued Certificate will be as defined in the Death Benefit provision.

                  Only one spousal continuation is allowed under this Certificate.

2. If the new Owner is not your spouse but is a natural person:

     a.   The new Owner may elect to receive  the death  proceeds in a lump sum;
          or

     b. The new Owner may elect to receive the death proceeds paid out under one of the Income Plans described in the Payout Phase section, subject to the following conditions:

     The Payout Start Date must be within one year of your date of death. Income Payments must be payable:

          i.   over the life of the new Owner; or

          ii. for a guaranteed number of payments from 5 to 50 years but not to exceed the life expectancy of the new Owner; or

          iii. over the life of the new Owner with a guaranteed number of payments from 5 to 30 years but not to exceed the life expectancy of the new Owner.

     c. If the New Owner does not elect one of the options above, then the new Owner must receive the Cash Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the new Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived for any withdrawals made during this 5 year period.

     We reserve the right to offer additional options upon Death of Owner.

     If the new Owner dies prior to the complete liquidation of the Cash Value, then the new Owner's named beneficiary(ies) will receive the greater of the Settlement Value or the remaining Cash Value. This amount must be liquidated as a lump sum within 5 years of the date of the original Owner's death.

3. If the new Owner is a corporation or other type of non-natural person:

     a.   The new Owner may elect to receive  the death  proceeds in a lump sum;
          or

     b. If the new Owner does not elect the option above, then the new Owner must receive the Cash Value payable within 5 years of your date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the new Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the new Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived during this 5 year period.

     We reserve the right to offer additional options upon Death of Owner.

     If any new Owner is a non-natural person, all new Owners will be considered to be non-natural persons for the above purposes.

Under any of these options, all ownership rights, subject to any restrictions previously placed upon the Beneficiary, are available to the new Owner from the date of your death to the date on which the death proceeds are paid.

Death Proceeds If we receive a complete request for settlement of the death proceeds within 180 days of the date of your death, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Cash Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.

(d) The Death of Annuitant provision in your Certificate is deleted and replaced with the following:

If any Annuitant who is not also the Owner dies prior to the Payout Start Date, the Owner must elect an applicable option listed below. If the option selected is 1(a) or 1(b)(ii) below, the new Annuitant will be the youngest Owner, unless the Owner names a different Annuitant.

     1.   If the Owner is a natural person:

     1. The Owner may choose to continue this Certificate as if the death had not occurred; or

     2.   The Owner may alternatively choose to:

     1.   Receive the death proceeds in a lump sum; or

     2. Apply the death proceeds to an Income Plan which must begin within one year of the date of death and must be for a guaranteed number of payments for a period from 5 to 30 years but not to exceed the life expectancy of the Owner.

     2.   If the Owner is a non-natural person:

          a.   The Owner may elect to receive the death  proceeds in a lump sum;
               or

          b. If the Owner does not elect the option above, then the Owner must receive the Cash Value payable within 5 years of the Annuitant's date of death. On the date we receive the complete request for settlement of the death proceeds, the Cash Value under this option will be the death proceeds. Unless otherwise instructed by the Owner, the excess, if any, of the death proceeds over the Cash Value will be allocated to the Money Market Variable Sub-Account. Henceforth, the Owner may exercise all rights as set forth in the Transfers provision during this 5 year period.

     No additional purchase payments may be added to the Certificate under this election. Early Withdrawal Charges will be waived during this 5 year period.

     We reserve the right to offer additional options upon Death of Annuitant.

Under any of these options, all ownership rights are available to the non-natural Owner from the date of the Annuitant's death to the date on which the death proceeds are paid.

Death Proceeds If we receive a complete request for settlement of the death proceeds within 180 days of the date of the Annuitant's death, the death proceeds are equal to the Death Benefit described below. Otherwise, the death proceeds are equal to the greater of the Cash Value or the Settlement Value.

We reserve the right to extend, on a non-discriminatory basis, the 180-day period in which the death proceeds will equal the Death Benefit as described below. This right applies only to the amount payable as death proceeds and in no way restricts when a claim may be filed.


Except as amended in this endorsement, the Certificate remains unchanged.


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                  Secretary              Chairman and Chief Executive Officer